Morgan Stanley Strategist Fund
Item 77(o) 10f-3 Transactions
January 1, 2001 - June 30, 2001


Security
Date of
Purchase
Price
Of Shares
Shares
Purchased
%of
Assets
Total
Issued
Purchased
By Fund
Broker
Adelphia
Communications

01/18/01

$44.75

54,800

0.106%

$760,750,000

0.322%
Salomon Smith
Barney
Agere Systems
03/27/01
$6.00
800,000
0.233%
$360,000,000
1.333%
Bear Stearns
Kraft Inc.
06/12/01
$31.00
266,400
0.388%
$8,680,000,000
0.095%
CSFB
TRW Inc.
03/07/01
$99.909
$1,440,000
0.330%
$500,000,000
0.288%
JPM Chase


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